Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2018

Q2 2018 Financial Highlights

•	Revenue: $776.8 million

•	GAAP earnings per share: $0.67

•	Non-GAAP earnings per share: $1.08

MOUNTAIN VIEW, Calif. – May 23, 2018 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2018. Revenue came in at $776.8 million, compared to $680.1 million for the second quarter of fiscal 2017, an increase of approximately 14.2 percent.

“Synopsys is hitting on all cylinders. We had an excellent fiscal second quarter, with strength across all geographies and product groups, and are raising our revenue and non-GAAP earnings per share guidance for the year. We also continued to return capital to shareholders through our previously announced accelerated share repurchase, as well as an open market purchase this quarter,” said Aart de Geus, chairman and co-CEO. “With the clear drive towards growing artificial intelligence applications and the resulting need for increased data capacity, semiconductor and systems companies are making substantial investments. In addition, software developers across many industries are highly sensitized to security challenges. Synopsys is thus ideally positioned to partner with our customers, with a second-to-none portfolio of EDA, IP and software security solutions.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2018 was $102.5 million, or $0.67 per share, compared to $53.3 million, or $0.34 per share, for the second quarter of fiscal 2017.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2018 was $165.0 million, or $1.08 per share, compared to non-GAAP net income of $135.8 million, or $0.88 per share, for the second quarter of fiscal 2017.

A reconciliation between GAAP and non-GAAP results is provided later in this press release.

Financial Targets

Synopsys also provided its financial targets for the third quarter and full fiscal year 2018, which do not include any impact of future acquisition-related activities or costs.

These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal Year 2018 Targets:

•	Revenue: $760 million - $785 million

•	GAAP expenses: $669 million - $685 million

•	Non-GAAP expenses: $605 million - $615 million

•	Other income and expense: ($3) million – ($1) million

•	Annual tax rate applied in non-GAAP net income calculations: 13 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $0.65 - $0.75

•	Non-GAAP earnings per share: $0.89 - $0.93

Full Fiscal Year 2018 Targets:

•	Revenue: $3.07 billion - $3.10 billion

•	Other income and expense: ($6) million – ($2) million

•	Annual tax rate applied in non-GAAP net income calculations: 13 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $1.66 - $1.76

•	Non-GAAP earnings per share: $3.76 - $3.83

•	Cash flow from operations: $500 million - $550 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) the impact of a one-time transition tax resulting from U.S. tax reform (referred to as the “income tax related to transition tax”), (vii) the impact of a reduction in value of deferred tax assets caused by a reduction of the U.S. corporate tax rate (referred to as the “income tax related to tax rate change”), and (viii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also considered other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections and, as a result of U.S. tax reform in December 2017, which lowered the U.S. statutory rate from 35% to 21%, we adjusted our normalized annual non-GAAP tax rate from 19% to 13% for fiscal 2018. We will re-evaluate this rate again for fiscal 2019, but we expect that our normalized annual non-GAAP tax rate will exceed 13%, but be below 19%, for fiscal 2019.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as in Item 2.02 of the Current Report on Form 8-K filed on May 23, 2018 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Second Quarter Fiscal Year 2018 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter and Fiscal Year 2018 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
GAAP net income	$102,472	$53,306	$98,781	$139,894
Adjustments:
Amortization of intangible assets	31,186	27,498	59,733	57,006
Stock compensation	32,965	25,562	65,288	51,396
Acquisition-related costs	4,020	1,722	18,220	5,021
Restructuring charges	2,176	12,907	1,894	25,012
Legal matters	—	38,000	—	38,000
Income tax related to transition tax	—	—	73,434	—
Income tax related to tax rate change	—	—	45,636	—
Tax adjustments	(7,827)	(23,151)	(28,439)	(35,408)

Non-GAAP net income	$164,992	$135,844	$334,547	$280,921

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
GAAP net income per share	$0.67	$0.34	$0.64	$0.90
Adjustments:
Amortization of intangible assets	0.20	0.18	0.39	0.37
Stock compensation	0.22	0.17	0.43	0.34
Acquisition-related costs	0.03	0.01	0.12	0.03
Restructuring charges	0.01	0.08	0.01	0.16
Legal matters	—	0.25	—	0.25
Income tax related to transition tax	—	—	0.47	—
Income tax related to tax rate change	—	—	0.29	—
Tax adjustments	(0.05)	(0.15)	(0.17)	(0.23)

Non-GAAP net income per share	$1.08	$0.88	$2.18	$1.82

Shares used in computing per share amounts:	153,167	154,861	153,664	154,754

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2018 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending July 31, 2018 (1)
	Low	High
Target GAAP expenses	$669,000	$685,000
Adjustments:
Estimated impact of amortization of intangible assets	(30,000)	(33,000)
Estimated impact of stock compensation	(34,000)	(37,000)

Target non-GAAP expenses	$605,000	$615,000

	Range for Three Months
	Ending July 31, 2018 (1)
	Low	High
Target GAAP earnings per share	$0.65	$0.75
Adjustments:
Estimated impact of amortization of intangible assets	0.21	0.19
Estimated impact of stock compensation	0.24	0.22
Estimated impact of tax adjustments	(0.21)	(0.23)

Target non-GAAP earnings per share	$0.89	$0.93

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2018 Targets

	Range for Fiscal Year
	Ending October 31, 2018 (1)
	Low	High
Target GAAP earnings per share	$1.66	$1.76
Adjustments:
Estimated impact of amortization of intangible assets	0.79	0.76
Estimated impact of stock compensation	0.91	0.88
Acquisition-related costs	0.12	0.12
Restructuring charges	0.01	0.01
Income tax related to transition tax	0.47	0.47
Income tax related to tax rate change	0.29	0.29
Estimated impact of tax adjustments	(0.49)	(0.46)

Target non-GAAP earnings per share	$3.76	$3.83

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ third quarter and fiscal year end on August 4, 2018 and November 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 448713, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time, on May 30, 2018. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today, through the time Synopsys announces its results for the third fiscal quarter in August 2018. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the third quarter fiscal year 2018 earnings call in August 2018, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal year 2018 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal year 2018 in its quarterly report on Form 10-Q to be filed by June 14, 2018.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections titled “Financial Targets” and “GAAP to Non-GAAP Reconciliation”. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers and our dependence on a relatively small number of large customers; uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to carry out our new product and technology initiatives; cybersecurity threats or other security breaches; risks and compliance obligations relating to the global nature of our operations; our ability to protect our proprietary technology; investments of more resources in research and development than anticipated; increased risks resulting from an increase in sales of our hardware products; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2018. The information provided herein is as of May 23, 2018. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
Revenue:
Time-based products	$556,770	$501,096	$1,127,703	$990,461
Upfront products	99,960	83,450	191,564	163,059
Maintenance and service	120,106	95,523	226,995	179,335

Total revenue	776,836	680,069	1,546,262	1,332,855
Cost of revenue:
Products	108,199	100,907	219,593	197,878
Maintenance and service	50,130	41,487	100,884	78,790
Amortization of intangible assets	20,450	19,634	39,458	41,106

Total cost of revenue	178,779	162,028	359,935	317,774

Gross margin	598,057	518,041	1,186,327	1,015,081
Operating expenses:
Research and development	252,134	223,015	516,545	435,663
Sales and marketing	147,188	137,211	297,700	263,722
General and administrative	58,809	83,438	115,181	124,304
Amortization of intangible assets	10,736	7,864	20,275	15,900
Restructuring charges	2,176	12,907	1,894	25,012

Total operating expenses	471,043	464,435	951,595	864,601

Operating income	127,014	53,606	234,732	150,480
Other income (expense), net	(7,715)	8,414	4,670	19,901

Income before income taxes	119,299	62,020	239,402	170,381
Provision (benefit) for income taxes	16,827	8,714	140,621	30,487

Net income	$102,472	$53,306	$98,781	$139,894

Net income per share:
Basic	$0.69	$0.35	$0.66	$0.93
Diluted	$0.67	$0.34	$0.64	$0.90
Shares used in computing per share amounts:
Basic	149,034	150,384	149,245	150,583

Diluted	153,167	154,861	153,664	154,754

(1)	Synopsys’ second quarter of fiscal year 2018 and 2017 ended on May 5, 2018 and April 29, 2017, respectively. The first quarter of fiscal 2018 included an extra week. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2018	October 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$570,801	$1,048,356
Accounts receivable, net	568,434	451,144
Income taxes receivable and prepaid taxes	46,847	48,257
Prepaid and other current assets	184,104	134,836

Total current assets	1,370,186	1,682,593
Property and equipment, net	283,782	266,014
Goodwill	3,147,124	2,706,974
Intangible assets, net	422,195	253,843
Long-term prepaid taxes	94,266	20,157
Long-term deferred income taxes	138,066	243,989
Other long-term assets	243,452	222,844

Total assets	$5,699,071	$5,396,414

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$373,938	$499,846
Accrued income taxes	9,251	39,811
Deferred revenue	1,101,886	1,064,528
Short-term debt	396,847	9,924

Total current liabilities	1,881,922	1,614,109
Long-term accrued income taxes	37,460	33,239
Long-term deferred revenue	119,930	83,252
Long-term debt	127,500	134,063
Other long-term liabilities	271,862	252,027

Total liabilities	2,438,674	2,116,690
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 148,961 and 150,445 shares outstanding, respectively	1,490	1,505
Capital in excess of par value	1,678,921	1,622,429
Retained earnings	2,223,287	2,143,873
Treasury stock, at cost: 8,300 and 6,817 shares, respectively	(585,016)	(426,208)
Accumulated other comprehensive income (loss)	(62,389)	(65,979)

Total Synopsys stockholders’ equity	3,256,293	3,275,620
Non-controlling interest	4,104	4,104

Total stockholders’ equity	3,260,397	3,279,724

Total liabilities and stockholders’ equity	$5,699,071	$5,396,414

(1)	Synopsys’ second quarter of fiscal 2018 ended on May 5, 2018, and its fiscal year 2017 ended on October 28, 2017. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$98,781	$139,894
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	96,829	97,044
Stock compensation	65,288	51,396
Allowance for doubtful accounts	3,367	679
(Gain) loss on sale of investments	4	(1)
(Gain) loss on sale of property and equipment	(97)	—
Write-down of long-term investments	—	1,300
Deferred income taxes	38,878	3,339
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(105,457)	81,098
Prepaid and other current assets	(47,664)	(13,291)
Other long-term assets	(21,753)	(24,021)
Accounts payable and accrued liabilities	(131,763)	(23,341)
Income taxes	(44,577)	(11,436)
Deferred revenue	52,229	(132,803)

Net cash provided by operating activities	4,065	169,857

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	12,449	94,512
Purchases of short-term investments	—	(94,182)
Proceeds from sales of property and equipment	1,662	—
Purchases of property and equipment	(48,612)	(31,195)
Cash paid for acquisitions and intangible assets, net of cash acquired	(643,537)	(187,624)
Capitalization of software development costs	(1,760)	(2,066)
Other	—	2,100

Net cash used in investing activities	(679,798)	(218,455)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	450,000	250,000
Repayment of debt	(69,687)	(36,875)
Issuances of common stock	58,975	62,254
Payments for taxes related to net share settlement of equity awards	(11,883)	(8,058)
Purchase of equity forward contract	—	(20,000)
Purchases of treasury stock	(235,000)	(180,000)
Other	—	(482)

Net cash provided by financing activities	192,405	66,839
Effect of exchange rate changes on cash and cash equivalents	5,773	(3,536)

Net change in cash and cash equivalents	(477,555)	14,705
Cash and cash equivalents, beginning of the year	1,048,356	976,620

Cash and cash equivalents, end of the period	$570,801	$991,325

(1)	Synopsys’ second quarter of fiscal year 2018 and 2017 ended on May 5, 2018 and April 29, 2017, respectively. For presentation purposes, we refer to the closest calendar month end.